Prudential Investment Portfolios 4
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



					July 14, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Prudential Investment Portfolios 4
	File Nos. 033-10649 and 811-04930

	On behalf of the Prudential Investment Portfolios 4 enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

					Very truly yours,

    					/s/ Grace C. Torres
					Grace C. Torres
					Treasurer and
					Principal Financial
					and Accounting
					Officer